UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 21, 2022

Date of Report (Date of the earliest event reported)

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices)(Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2022, Bausch Health Companies Inc. (“Bausch Health” or the “Company”) announced that Joseph C. Papa resigned from the Company’s Board of Directors (the “Board”), effective immediately. Mr. Papa’s decision to resign from the Board was not due to any dispute or disagreement with the Company, its management or the Board on any matter relating to the Company’s operations, policies or practices.

Also on June 23, 2022, the Company announced the Board’s appointment of John A. Paulson to the Board to fill the resulting vacancy, effective upon Mr. Papa’s resignation. Mr. Paulson will also serve as the Chairperson of the Board. The Board has not determined at this time the committees, if any, to which Mr. Paulson will be appointed. Pursuant to the Company’s Corporate Governance Guidelines, because Mr. Paulson is an independent director, the Board will no longer have the position of Lead Independent Director. The current Lead Independent Director, Mr. Ross, will continue to serve on the Board.

Mr. Paulson currently serves as an independent director of Bausch + Lomb Corporation, a subsidiary of Bausch Health. He also previously served on the board of Bausch Health from June 2017 to May 2022. Mr. Paulson is the President and Portfolio Manager of Paulson & Co. Inc., an investment management company specializing in global mergers, event arbitrage and credit strategies, which he founded in 1994. Prior to forming Paulson & Co. Inc., Mr. Paulson was a Partner of Gruss Partners and a Managing Director in mergers and acquisitions at Bear Stearns. Mr. Paulson graduated with a degree in finance from New York University in 1978 and his MBA from Harvard Business School in 1980. Mr. Paulson has been a director of BrightSphere Investment Group Inc., a publicly traded asset management holding company, since November 2018, and has served as Chairman since April 2020. He also currently serves as a member of the advisory board of Harvard Business School. Mr. Paulson previously served as a director of American International Group Inc., a multinational finance and insurance corporation, from May 2016 to June 2017.

Mr. Paulson was not appointed to the Board pursuant to any arrangement or understanding between him and any other person. Mr. Paulson is not a party to any related party transaction reportable under Item 404(a) of Regulation S-K. Mr. Paulson will participate in the Company’s non-employee director compensation program, which is described in the Company’s definitive proxy statement dated May 2, 2022 and filed with the U.S. Securities and Exchange Commission.

A copy of the press release, dated June 23, 2022, announcing the foregoing updates to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release announcing AGM results and updates to the Board, dated June 23, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Tom Vadaketh
Name:	Tom Vadaketh
Title:	Executive Vice President, Chief Financial Officer

Date: June 23, 2022